Exhibit 10.5

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of December 31, 2001, is entered into by and among Patrick Farrell ("Employee"), iParty Corp., a Delaware corporation (the "Company"), and iParty Retail Stores Corp., a Delaware corporation (the "Subsidiary").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Company and Employee have previously entered into an Amended and Restated Employment Agreement dated as of November 1, 2000 (the "Prior Employment Agreement"), which will expire on December 31, 2001; and

                  WHEREAS, the Company and Employee each desire to continue the employment.

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and intending to be legally bound hereby, Employee, the Company and the Subsidiary have agreed and do hereby agree to continue the employment of Employee as follows:

                  1.       Duties and Title.  The Company  does hereby  agree to
                           ----------------
continue to employ, engage and hire Employee as President and Chief Financial Officer of the Company and as President of the Subsidiary during the Employment Period. Employee does hereby accept and agree to such continuance. Employee agrees to perform any and all other duties and to assume any and all responsibilities that may be assigned to him. Employee shall devote his full time (at least forty (40) hours per week), energy and skill to the performance of his duties for the Company and the Subsidiary.

                  2.       Compensation.
                           ------------

                           (a) The  Company  shall  pay  Employee  and  Employee
agrees and accepts from the Company, in full payment for his services and promises to the Company, a base salary (the "Base Salary") at the rate of One Hundred Sixty-Five Thousand Dollars ($165,000.00) per year, less all applicable payroll withholding taxes and deductions for insurance contributions and the like. The Base Salary shall be payable in accordance with the regular payroll practices of the Company, as in effect from time to time.

                           (b) Employee shall also be eligible to participate in
any executive bonus plan established from time to time by the Board of Directors (the "Bonus Plan").

                  3.       Benefits.  Employee  shall be eligible to participate
                           --------
in any medical and dental plan adopted by the Company for the benefit of its employees. Employee shall also be eligible to receive any other benefits that the Company makes available to its employees from time to time.

                  4.       Vacation. Employee is entitled to four (4) weeks paid
                           --------
vacation per calendar year, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

                  5.       Employment  Period. The Company shall employ Employee
                           ------------------
for a period commencing as of January 1, 2002 and ending on March 31, 2004 (the "Employment Period"), unless sooner terminated in accordance with the provisions of this Agreement.

                  6.       Termination of Employment.
                           -------------------------

                           (a) Notwithstanding  anything herein contained, if on
or after January 1, 2002 and prior to the end of the Employment Period, the Company or Employee, as the case may be, shall have the right to terminate Employee's services under this Agreement. Termination of Employee's employment shall be deemed termination for "cause" if on account of: (i) Employee's voluntary resignation (other than as a result of Employee's death or disability, or for the reasons set forth in subparagraphs (x), (y) and (z)); (ii) intentionally fail to follow any commercially reasonable and lawful direction of the Board of Directors and continue to fail to follow such direction within fifteen (15) days of written notification of the same; (iii) Employee is convicted of a felony crime; (iv) Employee commits any act of fraud against the Company; and (v) Employee commits any act or omits to take any action in bad faith and to the detriment of the Company. Cessation of the employment relationship between Employee and the Company by reason of Employee's death or permanent disability, or Employee's resignation because of (x) the assignment to him of duties materially inconsistent with respect to his position as contemplated by this Agreement, (y) a change in his title (set forth Section 1) without his expressed written consent, or (z) any material failure by the Company to comply with the provisions of this Agreement, shall be deemed termination without "cause."

                           (b)  Termination  because of  Disabilities.  Employee
                                -------------------------------------
shall be considered to be "disabled" for purposes of this Section 6 if Employee is unable to perform his customary duties under this Agreement for a continuous period of six (6) months because of physical or mental impairment, in which event this Agreement shall terminate upon thirty (30) days written notice to Employee and no further compensation shall be payable to Employee, except as may otherwise be provided under any disability insurance policy. Notwithstanding anything to the contrary above, if Employee is terminated pursuant to this
Section 6(b), he shall be entitled to any accrued but unused vacation time (the "Unused Vacation Payment"). The Unused Vacation Payment shall be payable on the first payroll disbursement date for the month following the date this Agreement terminates.

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                           (c)  Effect  of  Termination   Without  "Cause".   If
                                -----------------------------------------
Employee's employment is terminated without "cause," the Company shall give notice of termination of Employee's services hereunder as of a date to be specified in such notice and this Agreement shall terminate on the date so specified (the "Without Cause Termination Date"). The Company shall also pay
Employee: (i) an amount equal to six (6) months Base Salary (less all applicable payroll withholding taxes and deductions) ("Severance Payment"), (ii) a bonus, if any, which Employee may be entitled to under the provisions of the Bonus Plan (the "Bonus"), and (iii) the Unused Vacation Payment. The Severance Payment shall be payable in accordance with the regular payroll practices of the Company. The Bonus shall be payable as and when payable under the Bonus Plan. The Unused Vacation Payment shall be payable on the first payroll disbursement date for the month following the Without Cause Termination Date.

                           Upon termination  without "cause",  the Company shall
also extend the benefits that Employee is granted under Section 3 of this Agreement for a period of six (6) months from the Without Cause Termination Date.

                           (d) Effect of Termination for "Cause".  If Employee's
                               --------------------------------
employment is terminated by the Company for "cause," the Company shall give notice of termination of Employee's services hereunder as of a date to be specified in such notice and this Agreement shall terminate on the date so specified (the "Termination Date"). Employee shall be entitled to receive only his Base Salary at the rate provided in Section 2(a) to the Termination Date and Employee shall not be entitled to any other compensation or benefits not already earned and vested on the Termination Date.

                           (e)  If   Employee's   employment  is  terminated  by
Employee's voluntary resignation (other than for the reasons set forth in paragraphs (x), (y) or (z) or paragraph (a) above) Employee agrees to provide the Company with thirty (30) days' advance written notice of such termination and this Agreement shall terminate on the date so specified (the "Resignation Termination Date"). If Employee resigns, he shall be entitled to the Unused Vacation Payment. The Unused Vacation Payment shall be payable on the first payroll disbursement date for the month following the Resignation Termination Date.

                           (f)  Nothing  contained  in this  Section  6 shall be
deemed to limit any other right the Company or the Employee may have to terminate Employee's employment hereunder upon any ground permitted by law.

                  7.       Effect on Prior Employment Agreement;  Termination of
                           -----------------------------------------------------
Prior Agreements.  The Prior Employment Agreement shall remain in effect through
----------------
December 31, 2001, and shall continue to apply to all duties, rights, compensation and other benefits of or due to Employee for all periods through December 31, 2001 (except as otherwise agreed to in writing by the parties). For all periods from and after January 1, 2002, this Agreement terminates and supercedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of Employee by

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

the Company, including the Prior Employment Agreement.

                  8.       Nondisclosure and Nonuse of Confidential Information.
                           -----------------------------------------------------
Employee shall not use or disclose to any other person (except as required by applicable law or for the proper performance of his duties hereunder) any confidential information obtained by him incident to his employment or other associations with the Company and the Subsidiary. Employee understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

                  9.       Non-competition.    During   Employee's    employment
                           ---------------
hereunder and for a period of one (1) year thereafter (the "Non-competition Period"), Employee shall not, without permission of the Company: (i) engage in any activity, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, that is competitive with the business of the Company or the Subsidiary, or (ii) solicit or do business with, directly or indirectly, any present or past customer or employee of the Company or the Subsidiary.

                  10.      Enforcement.  The Company and  Employee  agree that a
                           -----------
breach of the provisions of Sections 8 or 9 hereof would cause irreparable damage to the Company or the Subsidiary and that recovery by the Company or the Subsidiary of money damages would not constitute an adequate remedy for such breach. Accordingly, the Company, the Subsidiary and Employee agree that the provisions of Sections 8 and 9 hereof may be specifically enforced in addition to any other rights or remedies available on account of such breach.

                  11.      Assignment.  This Agreement is personal in its nature
                           ----------
and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of a merger or consolidation of the Company with any other entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder. In addition, the Company or the Subsidiary shall require any purchaser of all, or substantially all, of its assets to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no sale of its assets had taken place.

                  12.      Governing  Law. This  Agreement  shall be governed in
                           --------------
all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of The Commonwealth of Massachusetts. Except as otherwise provided in Section 14 hereof, no action involving this Agreement may be brought except in a court of The Commonwealth of Massachusetts (or, if appropriate, a federal court located in Massachusetts).

                  13.      Entire Agreement.  This Agreement embodies the entire
                           ----------------
agreement of the parties respecting those matters within its scope and may be modified only in writing executed by the Company, the Subsidiary and Employee.

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

                  14.      Arbitration.  All claims,  disputes and other matters
                           -----------
in question between the parties arising out of the employment relationship shall be decided by arbitration conducted in Boston, Massachusetts in accordance with the rules of the American Arbitration Association, unless the parties mutually agree otherwise. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in a court of The Commonwealth of Massachusetts (or, if appropriate, a federal court located in Massachusetts).

                  15.      Waiver. Failure to insist upon strict compliance with
                           ------
any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  16.      Severability.  In the event that a court of competent
                           ------------
jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate such statute or public policy continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms to give as much effect as possible to the intentions of the parties under this Agreement.

                  17.      Notices. Any notice,  consent, or other communication
                           -------
required or permitted to be given hereunder shall be in writing and shall be deemed to have been given three (3) days after the date sent if sent by United States certified mail, return receipt requested, with proper postage thereon, one (1) day after the date sent if sent by overnight courier of national recognition, or on the day of delivery if by hand to an officer of the Company. Notices shall be addressed as follows:

        (a)      If to Employee:  Patrick Farrell
                                  _______________
                                  _______________

        (b)      If to the Company         iParty Corp.
                 or Subsidiary:            1457 V.F.W. Parkway
                                           West Roxbury, MA  02132
                                           Attn: Sal Perisano, CEO

        (c)      With a copy to:           Posternak, Blankstein & Lund, L.L.P.
                                           100 Charles River Plaza
                                           Boston, MA  02114
                                           Attn: Donald H. Siegel, P.C.

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

or at such other address or addresses as the party addressed may from time to time designate by written notice.

                  18.      Headings;   Counterparts.   The   headings   in  this
                           ------------------------
Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]



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

                           IN WITNESS  WHEREOF,  the  undersigned  have executed
this Agreement or cause this Agreement to be executed on its behalf as of the date first written above.

                                            iPARTY CORP.


                                            By: /s/ Sal Perisano
                                                --------------------------------
                                                Sal Perisano
                                                Chief Executive Officer


                                            iPARTY RETAIL STORES CORP.


                                            By: /s/ Sal Perisano
                                                --------------------------------
                                                Sal Perisano
                                                Chief Executive Officer


                                            EMPLOYEE


                                            /s/ Patrick Farrell
                                            ------------------------------------
                                            Patrick Farrell




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